NOBILITY HOMES, INC.

                  PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                         FOR ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 28, 1997


     The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, February 28, 1997, and any and all adjournments thereof, in the manner specified.

       (Continued and to be SIGNED and dated on the reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark
your votes as
indicated in
this example
    X

Proposal 1.   Election of Directors nominated by the Board of Directors -
              Terry E. Trexler, Richard C. Barberie, Robert P. Holliday,
              Robert P. Saltsman, Thomas W. Trexler.

FOR all
nominees
listed           WITHHOLD
(except as       AUTHORITY       (INSTRUCTION:  To withhold authority to
marked to        to vote for     vote for any individual nominee, write
the contrary     all nominees    that nominee's name on the space provided
to the right)    to the right    below):

  ____              ____         ___________________________________________


Proposal 2.    Authorization of additional 6 million shares of common stock.

               ____  FOR            ____  AGAINST            ____ ABSTAIN


Proposal 3.    Approval of Nobility Homes, Inc. Stock Incentive Plan.

               ____ FOR             ____ AGAINST             ____ ABSTAIN


                                   Should any other matters requiring
                                   a vote of the shareholders arise,
                                   the above named proxies are
                                   authorized to vote the same in
                                   accordance with their best judgment
                                   in the interest of the Company.
                                   The Board of Directors is not aware
                                   of any other matter which is to be
                                   presented for action at the meeting
                                   other than the matters set forth
                                   herein.

                                  (Please sign exactly as name or names
                                  appear hereon.  Executors,
                                  administrators, trustees or other
                                  representatives should so indicate
                                  when signing.)


Signature(s)_____________Signature(s)_________________Date _______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




            YOUR VOTE IS IMPORTANT TO US.  PLEASE COMPLETE,
            DATE AND SIGN THE ABOVE PROXY CARD AND RETURN
            IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.